UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007 (July 26, 2007)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2007, ICT Group, Inc. (the “Company”) issued a press release announcing certain financial results for the second quarter ended June 30, 2007. A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

The press release includes a reconciliation of income before income taxes to adjusted net income to eliminate the effect of restructuring charges and the arbitration settled in the second quarter of 2007 for the three and six - month periods ended June 30, 2007. Management of the Company believes that the adjustment of net income and net income per share to eliminate the effect of any charges related to restructuring or this arbitration proceeding is useful to investors because it enables them to better assess the performance of the Company’s core operations, exclusive of the impact of restructuring and litigation that is not reflective of the Company’s day-to-day operations. In addition, management focuses on such adjusted measures for planning purposes.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99	Press Release dated July 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan President and Chief Executive Officer

Dated: July 26, 2007

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Press Release dated July 26, 2007.

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